           As filed with the Securities and Exchange Commission on
                                 May 5, 2000
                      Registration No. 33- _____________

------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER the Securities Act of 1933

                  EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           WASHINGTON                                           91-1069248
           ----------                                           ----------
   State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

            1015 Third Avenue, 12th Floor, Seattle, Washington 98104
            --------------------------------------------------------
            (Address of Principal Executive Offices)      (zip code)

      EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. 1997 STOCK OPTION PLAN
      -------------------------------------------------------------------
                           (Full title of the Plan)

                        JEFFREY J. KING, General Counsel
                        --------------------------------
                  Expeditors International of Washington, Inc.
            1015 Third Avenue, 12th Floor, Seattle, Washington 98104
                     (Name and address of agent for service)

                                (206) 674-3400
                                --------------
        (Telephone number, including area code, of agent for service)

------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
 Title of                            Maximum         Maximum
securities           Amount         Offering        Aggregate       Amount of
  to be               to be           price          Offering     Registration
registered         registered       per share         Price            Fee
------------------------------------------------------------------------------
Common Stock,       4,000,000      $29.4155(1)    $117,662,004(1)  $31,063(1)
  $.01 par            shares
------------------------------------------------------------------------------

(1) The registration fee was calculated in accordance with Rule 457(h) based on the exercise price of $12.54 as to 533,500 shares, $15.04 as to 180,000 shares, $17.88 as to 9,000 shares, $18.00 as to 10,000 shares, $21.94 as to 728,500 shares, $20.00 as to 9,500 shares, $19.50 as to 6,800 shares,
     $18.57 as to 3,000 shares, $17.03 as to 1,200 shares, $14.66 as to 4,000 shares, $13.38 as to 2,000 shares, $32.07 as to 858,700 shares, $27.50 as to 4,500 shares, $32.09 as to 2,000 shares, and the average of the high and low prices for Expeditors International of Washington, Inc. Common Stock as reported by the NASDAQ National Market System on May 3, 2000, which was $38.6875 per share.


                               Page 1 of 8 pages.
                        Exhibit Index appears at page 8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

    1. The Registrant's Annual Report for the year ended December 31, 1999, filed with the Commission on March 29, 2000 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    2. All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (1) above.

    3. The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 8A filed with the Commission on April 28, 1985 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         None.

ITEM 6.  Indemnification of Directors and Officers.

     Sections 23B.08.500 through 23.B.08.600 of the Washington Business Corporation Act (the "Washington Act") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article XII of the registrant's Restated Articles of Incorporation and Article IX of the registrant's Amended and Restated Bylaws together provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

     Section 23B.08.320 of the Washington Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company has entered into a contract with each director memorializing the indemnification provision referenced above.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.


Exhibit Number                      Exhibit
--------------                      -------
     4.1                            1997 Stock Option Plan

     5.1                            Opinion of Jeffrey J. King, General Counsel

    23.1                            Consent of KPMG LLP

    23.2                            Consent of Jeffrey J. King, General Counsel (See Exhibit 5.1)

    24.1                            Power of Attorney (See page II-6)

ITEM 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                   (i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle and State of Washington, on May 5, 2000.

(Registrant) EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By (Signature and Title) /s/ Peter J. Rose, Chairman and Chief Executive Officer
                         -------------------------------------------------------

                      SIGNATURES OF OFFICERS AND DIRECTORS
                              AND POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Peter J. Rose and Jeffrey J. King, or either of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any one or more of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated.


(Signature)       /s/ Peter J. Rose
                  --------------------------------
                  Peter J. Rose
(Title)           Director, Chairman and Chief Executive Officer
                  (Principal Executive Officer)

(Date)            May 5, 2000
                  --------------------------------

(Signature)       /s/ R. Jordan Gates
                  --------------------------------
                  R. Jordan Gates
(Title)           Director, Chief Financial Officer and Treasurer
                  (Principal Financial Officer)

(Date)            May 5, 2000
                  --------------------------------

(Signature)       /s/ Michael J. Malone
                  --------------------------------
                  Michael J. Malone
(Title)           Director

(Date)            May 5, 2000
                  --------------------------------

(Signature)       /s/ James L. K. Wang
                  --------------------------------
                  James L. K. Wang
(Title)           Director

(Date)            May 5, 2000
                  --------------------------------

(Signature)       /s/ James J. Casey
                  --------------------------------
                  James J. Casey
(Title)           Director

(Date)            May 5, 2000
                  --------------------------------

(Signature)       /s/ Dan P. Kourkoumelis
                  --------------------------------
                  Dan P. Kourkoumelis
(Title)           Director

(Date)            May 5, 2000
                  --------------------------------

(Signature)       /s/ John W. Meisenbach
                  --------------------------------
                  John W. Meisenbach
(Title)           Director

(Date)            May 5, 2000
                  --------------------------------

                                  EXHIBIT INDEX


EXHIBIT NUMBER                      EXHIBIT                              PAGE
--------------                      ------                               ----
      4.1              1997 Stock Option Plan                            E-1

      5.1              Opinion of Jeffrey J. King, General Counsel       E-11

     23.1              Consent of KPMG LLP                               E-12

     23.2              Consent of Jeffrey J. King, General Counsel
                       (See Exhibit 5.1)

     24.1              Power of Attorney
                       (See page II-6)